Exhibit 4.76
FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT (this “Amendment”), dated as of November 15, 2019, is among TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as seller (the “Seller”), TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), the PURCHASERS and PURCHASER AGENTS from time to time party to the Agreement (as defined below) and VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra”), as Performance Guarantor. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the parties hereto are parties to the Receivables Purchase Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
A G R E E M E N T
SECTION 1. Amendments to the Agreement. The defined term “Commitment” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:
“Commitment” means, with respect to any Committed Purchaser, and any date of determination during any Period, the amount set forth as such Committed Purchaser’s “Commitment” on Schedule VI to this Agreement or the Assumption Agreement, Transfer Supplement or other agreement pursuant to which such Committed Purchaser became a party hereto, as such amount may be modified in connection with any subsequent assignment pursuant to Section 7.3(b) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c); provided, however that solely during the period beginning on the Settlement Date occurring in November 2019 and ending on but not including, the Settlement Date occurring in December 2019, the Commitment of Credit Agricole Corporate and Investment Bank shall be $303,000,000 and the Commitment of Royal Bank of Canada shall be $257,000,000.
SECTION 2. Rebalancing of Commitment Percentages. In connection with any change in the respective Commitment Percentages of the Purchasers resulting from the amendments contemplated hereby, the outstanding Capital of each Purchaser shall be rebalanced in accordance with Section 1.2(a) of the Agreement.
SECTION 3. Conditions to Effectiveness.
This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to the condition precedent that the Administrator shall have received counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto, in form and substance satisfactory to the Administrator.
SECTION 4. Representations and Warranties.
Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:
(a)Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.
SECTION 5. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 6. Reaffirmation of Performance Guaranty. After giving effect to this Amendment and each of the other transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Vistra hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
TXU ENERGY RECEIVABLES COMPANY LLC,
as Seller

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

TXU ENERGY RETAIL COMPANY LLC, in its individual capacity and as Servicer

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, as Performance Guarantor

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Amendment to RPA]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrator

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: /s/ Richard McBride
Name: Richard McBride
Title: Director

[Signature Page to Fourth Amendment to RPA]

CACIB PURCHASER GROUP:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: /s/ Richard McBride
Name: Richard McBride
Title: Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Committed Purchaser

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: /s/ Richard McBride
Name: Richard McBride
Title: Director

ATLANTIC ASSET SECURITIZATION LLC,
as Conduit Purchaser

By: /s/ Konstantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

By: /s/ Richard McBride
Name: Richard McBride
Title: Director
[Signature Page to Fourth Amendment to RPA]

RBC PURCHASER GROUP:

ROYAL BANK OF CANADA, as Purchaser Agent

By:        /s/ Veronica L. Gallagher
Name:    Veronica L. Gallagher
Title:    Authorized Signatory

ROYAL BANK OF CANADA, as Committed Purchaser

By:        /s/ Veronica L. Gallagher
Name:    Veronica L. Gallagher
Title:    Authorized Signatory

By:        /s/ Kimberly L. Wagner
Name:    Kimberly L. Wagner
Title:    Authorized Signatory

THUNDER BAY FUNDING, LLC,
as Conduit Purchaser

By:        /s/ Veronica L. Gallagher
Name:    Veronica L. Gallagher
Title:    Authorized Signatory

[Signature Page to Fourth Amendment to RPA]